Calculation of Filing Fee Tables
S-3
LENNAR CORP /NEW/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $.10 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Class B Common Stock, par value $.10 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock, par value $10 per share	457(r)				0.0001381
Fees to be Paid	4	Equity	Participating Preferred Stock, par value $.10 per share	457(r)				0.0001381
Fees to be Paid	5	Other	Depository Shares	457(r)				0.0001381
Fees to be Paid	6	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	7	Debt	Guarantees of Debt Securities by direct or indirect wholly-owned subsidiaries	457(r)				0.0001381
Fees to be Paid	8	Other	Warrants	457(r)				0.0001381
Fees to be Paid	9	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See footnote 1.

[3]	See footnote 1.

[4]	See footnote 1.

[5]	See footnote 1.

[6]	See footnote 1.

[7]	(1) This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. (3) Pursuant to Rule 457(n), no separate fee for the guarantees is payable. The registrant is relying on Rule 456(b) and Rule 457(r) to defer payment of all registration fees.

[8]	See footnote 1.

[9]	See footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A